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                            CERTIFICATE OF AMENDMENT
                                       TO
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                              UNITED DEFENSE, L.P.


          It is hereby certified that:

           FIRST:   The name of the limited partnership is United Defense, L.P.
(the "Partnership").

          SECOND:   Pursuant to provisions of Section 17-202, Title 6, Delaware
Code, the THIRD article of the Certificate of Limited Partnership of the Partnership is amended effective 12:02 a.m. EST, October 6, 1997 to read as follows:

          THIRD:    The name and the mailing address of the sole general partner of the Partnership is:

                               UDLP Holdings Corp.
                              c/o The Carlyle Group
                          1001 Pennsylvania Avenue, NW
                                 Suite 220 South
                             Washington, D.C.  20004
                              Attn:  Allan M. Holt

          The undersigned, being the sole general partner of the Partnership, executed this Certificate of Amendment on October 6, 1997.


                                   UDLP HOLDINGS CORP.

                                   By: /s/ Allan M. Holt
                                        Allan M. Holt
                                        President